Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal Year 2023

GAAP net revenue increased 52.6% to $5.35 billion

GAAP net loss per share was $7.03

GAAP net cash provided by operating activities for the twelve-months ended March 31, 2023 was $1.1 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the twelve-months ended March 31, 2023 was $55.7 million

Net Bookings were $5.28 billion

New York, NY – May 17, 2023 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for the fourth quarter and its fiscal year 2023, ended March 31, 2023. Fourth quarter and full-year results include the Company's combination with Zynga, which closed on May 23, 2022, and affects the comparability of its results relative to last year. In addition, the Company provided its initial outlook for fiscal year 2024, ending March 31, 2024, and fiscal first quarter 2024, ending June 30, 2023. For further information, please see the fourth quarter fiscal 2023 results slide deck posted to the Company’s investor relations website at take2games.com/ir.

Fourth Quarter Fiscal 2023 Financial Highlights

GAAP net revenue increased 56% to $1.45 billion, as compared to $930.0 million in last year’s fiscal fourth quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content, in-game purchases and in-game advertising) increased 94% and accounted for 79% of total GAAP net revenue. Digitally-delivered GAAP net revenue increased 67% to $1.39 billion, as compared to $833.4 million in last year’s fiscal fourth quarter, and accounted for 96% of total GAAP net revenue. The largest contributors to GAAP net revenue were NBA® 2K23 and NBA 2K22; Grand Theft Auto® Online and Grand Theft Auto V; our hyper-casual mobile portfolio; Empires & Puzzles™; Toon Blast™; Red Dead Redemption® 2 and Red Dead Online; Merge Dragons!™; Words With Friends™; and Zynga Poker™.

GAAP net loss was $610.3 million, or $3.62 per share, as compared to net income of $110.9 million, or $0.95 per diluted share, for the comparable period last year. GAAP net loss included (i) an impairment charge of $465.3 million for acquisition-related intangible assets and (ii) an impairment charge of $54.2 million related to capitalized software development costs for unreleased and cancelled titles.

The following data, together with a management reporting tax rate of 18%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended March 31, 2023
		Financial Data
GAAP ($ in millions)	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Impact of business reorganization	Amortization and impairment of acquired intangibles	Business acquisition
Total net revenue	$1,446.2	(52.7)
Cost of revenue	1,223.0	(0.6)	(7.5)		(669.6)
Gross profit	223.2	(52.1)	7.5		669.6
Operating expenses	925.6		(71.8)	(14.6)	(97.2)	(48.5)
(Loss) income from operations	(702.4)	(52.1)	79.3	14.6	766.8	48.5
Interest and other, net	(33.8)	(0.6)				1.9
(Loss) gain on fair value adjustments, net	5.6					(5.6)
(Loss) income before income taxes	(730.6)	(52.7)	79.3	14.6	766.8	44.8

Non-GAAP
EBITDA	87.0	(52.1)	79.3	14.6		41.0

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 170.2 million. In addition, included in cost of revenue is a $54.2 million impairment charge related to capitalized software development costs for unreleased and cancelled titles.

Fiscal Fourth Quarter Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal fourth quarter 2023, total Net Bookings grew 65% to $1.39 billion, as compared to $845.8 million during last year’s fiscal fourth quarter. Net Bookings from recurrent consumer spending grew 115% and accounted for 78% of total Net Bookings. Digitally-delivered Net Bookings were up 76% to $1.35 billion, as compared to $765.8 million in last year’s fiscal fourth quarter, and accounted for 97% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K23; Grand Theft Auto Online and Grand Theft Auto V; our hyper-casual mobile portfolio; Empires & Puzzles; Toon Blast; Red Dead Redemption 2 and Red Dead Online; WWE® 2K23; Merge Dragons!; and Words With Friends.

Fiscal Year 2023 Financial Highlights

GAAP net revenue increased 53% to $5.35 billion, as compared to $3.50 billion in fiscal year 2022. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content, in-game purchases and in-game advertising) increased 84% and accounted for 78% of total GAAP net revenue. Digitally-delivered GAAP net revenue increased 62% to $5.09 billion, as compared to $3.15 billion in fiscal year 2022, and accounted for 95% of total GAAP net revenue. The largest contributors to GAAP net revenue were NBA 2K23 and NBA 2K22; Grand Theft Auto Online and Grand Theft Auto V; Empires & Puzzles; our hyper-casual mobile portfolio; Toon Blast; Red Dead Redemption 2 and Red Dead Online; Words With Friends; and Merge Dragons!.

GAAP net loss was $1.12 billion, or $7.03 per share, as compared to net income of $418.0 million, or $3.58 per diluted share, for the comparable period last year. GAAP net loss included (i) an impairment charge of $465.3 million for acquisition-related intangible assets and (ii) an impairment charge of $79.1 million related to capitalized software development costs for unreleased and cancelled titles.

During the twelve-month period ended March 31, 2023, GAAP net cash provided by operating activities was $1.1 million, as compared to $258.0 million in the same period last year. During the twelve-month period ended March 31, 2023, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $55.7 million, as compared to $424.9 million in the same period last year (please see the section below titled “Non-GAAP Financial Measures” for additional information). As of March 31, 2023, the Company had cash and short-term investments of $1.0 billion and debt of $3.1 billion.

The following data, together with a management reporting tax rate of 18%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ended March 31, 2023
		Financial Data
GAAP ($ in millions)	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Impact of business reorganization	Amortization and impairment of acquired intangibles	Business acquisition
Total net revenue	$5,349.9	(66.4)
Cost of revenue	3,064.6	14.5	9.5		(1,169.7)
Gross profit	2,285.3	(80.9)	(9.5)		(1,169.7)
Operating expenses	3,450.5		(327.3)	(14.6)	(335.2)	(212.4)
(Loss) income from operations	(1,165.2)	(80.9)	317.8	14.6	1,504.9	212.4
Interest and other, net	(141.9)	0.7				26.3
(Loss) gain on fair value adjustments, net	(31.0)					31.0
(Loss) income before income taxes	(1,338.1)	(80.2)	317.8	14.6	1,504.9	269.7

Non-GAAP
EBITDA	351.4	(80.9)	317.8	14.6		254.9

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 162.1 million. In addition, included in cost of revenue is a $79.1 million impairment charge related to capitalized software development costs for unreleased and cancelled titles.

Fiscal Year 2023 Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

Total Net Bookings grew 55% to $5.28 billion, as compared to $3.41 billion in fiscal year 2022 . Net Bookings from recurrent consumer spending grew 88% and accounted for 78% of total Net Bookings. Digitally-delivered Net Bookings were up 63% to $5.03 billion, as compared to $3.08 billion in fiscal year 2022, and accounted for 95% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K23 and NBA 2K22; Grand Theft Auto Online and Grand Theft Auto V; Empires & Puzzles; our hyper-casual mobile portfolio; Toon Blast; Red Dead Redemption 2 and Red Dead Online; Words With Friends; and Merge Dragons!.

Management Comments

“We finished fiscal 2023 with momentum. Our fourth quarter Net Bookings were $1.4 billion, above the high end of our guidance range, driven by Grand Theft Auto V and Grand Theft Auto Online, Red Dead Redemption 2, and Zynga’s mobile portfolio,” said Strauss Zelnick, Chairman and CEO of Take-Two.

"We also issued guidance for Fiscal 2024, which includes Net Bookings in the range of $5.45 to $5.55 billion. Our forecast reflects the challenging consumer backdrop, as well as an extension of the development timelines for several high-profile, long-awaited titles in our pipeline. We believe that we will enter our next phase of growth in Fiscal 2025, as we plan to deliver several groundbreaking titles that we anticipate will set new standards of quality and success and enable us to deliver over $8 billion in Net Bookings and over $1 billion in Adjusted Unrestricted Operating Cash Flow. We expect to sustain this momentum with additional growth in operating performance in Fiscal 2026."

"After numerous years of investment and creative development, we are excited about this next chapter for Take-Two. As we execute on our strategy and release what we expect will be an array of hit titles, we believe that we will grow our scale and margins, generating industry-leading returns for our shareholders."

Business and Product Highlights

Since January 1, 2023:

Take-Two:
•On April 14th, Take-Two announced that it completed an underwritten public offering and sale of $1.0 billion aggregate principal amount of its Senior Notes, consisting of $500 million of its 5.000% Senior Notes due 2026 and $500 million of its 4.950% Senior Notes due 2028. Subsequently, the Company used $350.0 million of the proceeds to prepay all of its outstanding term loan. The remainder of the proceeds will be used for general corporate purposes, including the repurchase or retirement of the Company’s other outstanding indebtedness.

Rockstar Games:
•On January 19th, announced that Grand Theft Auto: The Trilogy – The Definitive Edition is available to purchase on Steam, and on sale through February 2nd as part of the Rockstar Games Publisher Sale. In addition to modern controls, graphical and environmental upgrades, and other enhancements — these versions of Grand Theft Auto III, Grand Theft Auto: Vice City, and Grand Theft Auto: San Andreas are Playable on Steam Deck and support additional features including achievements and more.
•Rockstar Games continued to provide an array of free content for their vast and growing online communities, including:
◦During the period, Rockstar Games continued to support the passionate, global Grand Theft Auto Online community with an array of new content offerings, including The Last Dose – the epic finale of the Los Santos Drug Wars update, as well as the roving Gun Van, Taxi Work missions, a new 50-car garage, new vehicles, clothes, weapons, modes, and much more.
◦Through the GTA+ premium membership program, enrolled members benefit from a rotation of numerous exclusive in-game benefits, including vehicles, business opportunities, special upgrades, and many other perks throughout the game.
◦Drove engagement for Red Dead Online through an array of monthly bonuses and rewards, seasonally-themed gifts, and more.

2K:
•Continued to drive engagement for NBA 2K23 with the launch of new seasons that feature new music, content, and rewards.
•On March 17th, 2K and Visual Concepts released WWE 2K23, the newest installment of the flagship WWE 2K video game franchise developed by Visual Concepts for PlayStation 5, PlayStation 4, Xbox Series X|S, Xbox One, and PC via Steam. In celebration of his 20th anniversary as a WWE Superstar, 16-time World Champion, Hollywood icon, philanthropist, and WWE 2K23 Executive Soundtrack Producer, John Cena, is featured on the cover of each edition of the game. WWE 2K23 features several franchise advancements, including a unique new take on the 2K Showcase, the WWE 2K introduction of the fan-favorite WarGames, and expansions to several marquee game modes.
•Additionally, there were updates to WWE Supercard, including a New WrestleMania 39 card Tier, Battle Pass, Twitch drops, special themed events and more.
•PGA TOUR 2K23 continues to impress critics and players alike, laying the claim to the title of "Highest Rated Golf Sim" of the last decade on Xbox and PC.
•Continued to support PGA TOUR 2K23 with additional features, as well as the introduction of Matthew Fitzpatrick and John Cena as playable golfers.
•On March 23rd, 2K and the LEGO Group announced LEGO® 2K Drive, the ultimate driving adventure game, available worldwide on May 19th, 2023. Developed by Visual Concepts, LEGO 2K Drive evolves the iconic LEGO play experience with a vast, open world where players can build any vehicle, drive anywhere and become a LEGO racing legend. LEGO 2K Drive will be the first release in a multi-title partnership between 2K and the LEGO Group. LEGO 2K Drive will combine the best elements of open-world driving and fast-paced competitive racing, while introducing a diverse vehicle customization system.
•On February 17th, 2K announced that industry veteran and Firaxis Games Chief Operating Officer, Heather Hazen, has been promoted to Studio Head, ushering in a new era of development at the legendary interactive entertainment studio behind Sid Meier’s Civilization, XCOM, and the recently-released and critically-acclaimed Marvel's Midnight Suns. As Studio Head, Hazen will manage Firaxis Games' development teams and lead its mission to build the best strategy games on the planet. With 22 years of experience in gaming and entertainment, Hazen joined Firaxis Games in 2020 as the studio's Chief Operating Officer.
•On March 16th, 2K and Firaxis made Civilization VI available for Xbox Game Pass.
•During the quarter, 2K and Marvel supported Marvel’s Midnight Suns with three DLC packs, including The Good, the Bad, and the Undead, which launched on January 26th, Redemption, which launched on February 23rd, and the Hunger, which launched on March 21st.

Private Division:
•On February 24th, Private Division and Intercept Games announced that Kerbal Space Program 2 is available in PC Early Access on Steam, Epic Games Store, Private Division Store, and other digital storefronts. Kerbal Space Program 2, the sequel to the original rocket simulation game that sold over 5 million units worldwide, ushers in the next generation of space adventure by allowing players to build their own space program with hundreds of new and improved parts, an upgraded onboarding experience, modernized visuals, vibrant and realistic environments with unprecedented detail, customizable color schemes for spacecraft, and more. Kerbal Space Program 2 has been built from the ground up to be expanded upon for years to come.
•On March 7th, Private Division, Obsidian Entertainment, and Virtuos announced that The Outer Worlds: Spacer’s Choice Edition is available on Xbox Series X|S, PlayStation 5, and PC. The Outer Worlds: Spacer’s Choice Edition introduces overhauled lighting and environments, dynamic 4K resolution, enhanced details resulting in more realistic characters, an increased level cap up to level 99, and more.
•On May 9th, announced a partnership to publish a new title from Game Freak. Founded in 1989, the Japanese development company has created dozens of hit games, including more than 30 entries in the Pokémon franchise, which is widely recognized as one of the best-selling game series of all time.

Zynga:
•On January 19th, Chartboost announced Chartboost Mediation, the largest expansion of the company’s Helium platform to date. Chartboost Mediation provides mobile app developers and publishers with an all-in-one solution for increasing revenue, making Chartboost’s tools and services one of the most advanced in the industry today.
•On February 14th, Empires & Puzzles released its Season of Love, a new in-game event with Rare, Epic, and Legendary Heroes for players to use in epic battles, giving them better chances of obtaining hard-earned Epic Hero Tokens.
•On February 23rd, Rollic celebrated the first anniversary of Fill The Fridge!
•On March 1st, Top Eleven launched the Mastermind campaign which supported a new feature, Season in Review, and new game mode, Proving Grounds, in February and March.
•On March 13th, CSR Racing 2 launched the European Invitational - a celebration of Europe's love affair with cars, featuring some of the greatest cars from across the continent.
•On March 20th, Zynga Poker introduced ‘Cash Clash’, a new tournament-inspired event, giving players even more ways to compete against one another in the classic game of Texas Hold’Em Poker.
•On March 27th, Zynga Turkey launched a new game, Backgammon Plus, which reimagines the popular board game.
•On April 27th, announced the promotion of Akshay Bharadwaj as the new head of its Socialpoint studio. In his previous role as Vice President and General Manager of Zynga India, Bharadwaj oversaw the live operations of many titles in the Zynga portfolio, including the FarmVille franchise, while building teams to create new mass market games.

Outlook for Fiscal 2024

Take-Two is providing its initial outlook for the fiscal year ending March 31, 2024 and fiscal first quarter ending June 30, 2023.

Fiscal Year Ending March 31, 2024

•GAAP net revenue is expected to range from $5.37 to $5.47 billion
•GAAP net loss is expected to range from $518 to $477 million
•GAAP net loss per share is expected to range from $3.05 to $2.80
•Share count used to calculate GAAP net loss per share is expected to be 170.1 million
•Share count used to calculate management reporting diluted net income per share is expected to be 171.9 million(1)
•Net cash provided by operating activities is expected to be approximately $90 million
•Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be approximately $100 million (2)
•Capital expenditures are expected to be approximately $180 million
•Net Bookings (operational metric) are expected to range from $5.45 to $5.55 billion
•EBITDA (Non-GAAP) is expected to range from $427 to $479 million

The Company is also providing selected data and its management reporting tax rate of 18%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2024
		Financial Data
$ in millions	Outlook (3)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition
GAAP
Total net revenue	$5,370 to $5,470	80
Cost of revenue	$2,509 to $2,537		(13)	(743)
Operating expenses	$3,386 to $3,406		(320)	(115)
Interest and other, net	$123				(6)
(Loss) income before income taxes	$(648) to $(596)	80	333	858	6

Non-GAAP
EBITDA	$427 to $479	80	333

First Quarter Ending June 30, 2023

•GAAP net revenue is expected to range from $1.21 to $1.26 billion
•GAAP net loss is expected to range from $178 to $161 million
•GAAP net loss per share is expected to range from $1.05 to $0.95
•Share count used to calculate GAAP net loss per share is expected to be 169.4 million
•Share count used to calculate management reporting diluted net income per share is expected to be 170.8 million(4)
•Net Bookings (operational metric) are expected to range from $1.15 to $1.2 billion
•EBITDA (Non-GAAP) is expected to range from $82 to $103 million

The Company is also providing selected data and its management reporting tax rate of 18%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending June 30, 2023
		Financial Data
$ in millions	Outlook (3)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition
GAAP
Total net revenue	$1,210 to $1,260	(60)
Cost of revenue	$572 to $592	(5)	1	(186)
Operating expenses	$827 to $837		(79)	(62)
Interest and other, net	$33				(2)
(Loss) income before income taxes	$(222) to $(202)	(55)	78	248	2

Non-GAAP
EBITDA	$82 to $103	(55)	78

1)Includes 170.1 million basic shares and 1.8 million shares representing the potential dilution from unvested employee stock grants and the potential dilution from convertible notes.
2)Adjusted for changes in restricted cash.
3)The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
4)Includes 169.4 million basic shares and 1.4 million shares representing the potential dilution from unvested employee stock grants and the potential dilution from convertible notes.

Key assumptions and dependencies underlying the Company’s outlook include: a continuation of the current economic backdrop; the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4, as well as continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; factors affecting our performance on mobile, such as player acquisition costs; our ongoing focus on our live services portfolio and new game pipeline; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following have been released since January 1, 2023:

Label	Product	Platforms	Release Date
Private Division	Kerbal Space Program 2	PC	February 24, 2023
Private Division	The Outer Worlds: Spacer’s Choice Edition	PS5, Xbox Series X|S, PC	March 7, 2023
2K	WWE 2K23	PS4, PS5, Xbox One, Xbox Series X|S, PC	March 17, 2023
2K	Marvel's Midnight Suns	PS4, Xbox One	May 11, 2023

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
2K	LEGO 2K Drive	PS4, PS5, Xbox One, Xbox Series X|S, PC, Switch	May 19, 2023
Private Division	After Us	PS5, Xbox Series X|S, PC	May 23, 2023
Zynga	Star Wars Hunters	iOS, Android, Switch	Fiscal 2024
2K	NBA 2K24	TBA	Fiscal 2024
2K	WWE 2K24	TBA	Fiscal 2024
Ghost Story Games	Judas	PS5, Xbox Series X|S, PC	TBA
Rockstar Games	Grand Theft Auto: The Trilogy - The Definitive Edition	iOS, Android	TBA

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, and EBITDA, which is defined as GAAP net income (loss) excluding interest income (expense), provision for (benefit from) income taxes, depreciation expense, and amortization and impairment of acquired intangibles.

The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

The Company’s management believes it is important to consider EBITDA, in addition to net income, as it removes the effect of certain non-cash expenses, debt-related charges, and income taxes. The Company has chosen to report EBITDA in light of the combination with Zynga, including the related debt financing. Management believes that, when considered together with reported amounts, EBITDA is useful to investors and management in understanding the Company’s ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to the Company’s operations and financial condition.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. These Non-GAAP financial measures may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating these Non-GAAP financial measures used by the Company. Management believes that the presentation of these Non-GAAP financial measures provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses these Non-GAAP financial measures in assessing the Company's operating results and in planning and forecasting. A reconciliation of these Non-GAAP financial measures to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10−K for the period ended March 31, 2023.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are designed for console systems, personal computers, and Mobile, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.
Cautionary Note Regarding Forward-Looking Statements
Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Net revenue:
Game	$1,266.3	$910.9	$4,735.6	$3,423.2
Advertising	179.9	19.1	614.3	81.6
Total net revenue	1,446.2	930.0	5,349.9	3,504.8
Cost of revenue:
Software development costs and royalties	855.7	142.4	1,604.8	417.4
Product costs	188.0	57.9	714.0	243.9
Internal royalties	104.5	142.1	438.9	619.9
Licenses	74.8	56.2	306.9	254.2
Cost of revenue	1,223.0	398.6	3,064.6	1,535.4
Gross profit	223.2	531.4	2,285.3	1,969.4
Selling and marketing	429.5	141.2	1,592.6	516.4
Research and development	237.3	96.1	892.5	406.6
General and administrative	222.5	148.7	843.1	511.7
Depreciation and amortization	36.3	16.5	122.3	61.1
Total operating expenses	925.6	402.5	3,450.5	1,495.8
(Loss) income from operations	(702.4)	128.9	(1,165.2)	473.6
Interest and other, net	(33.8)	(7.0)	(141.9)	(14.2)
(Loss) gain on fair value adjustments, net	5.6	(0.1)	(31.0)	6.0
(Loss) income before income taxes	(730.6)	121.8	(1,338.1)	465.4
(Benefit from) provision for income taxes	(120.3)	10.9	(213.4)	47.4
Net (loss) income	$(610.3)	$110.9	$(1,124.7)	$418.0

(Loss) earnings per share:
Basic (loss) earnings per share	$(3.62)	$0.96	$(7.03)	$3.62
Diluted (loss) earnings per share	$(3.62)	$0.95	$(7.03)	$3.58
Weighted average shares outstanding
Basic	168.7	115.3	159.9	115.5
Diluted	168.7	116.8	159.9	116.8
Computation of Basic EPS:
Net (loss) income	$(610.3)	$110.9	$(1,124.7)	$418.0
Weighted average shares outstanding - basic	168.7	115.3	159.9	115.5
Basic (loss) earnings per share	$(3.62)	$0.96	$(7.03)	$3.62
Computation of Diluted EPS:
Net (loss) income	$(610.3)	$110.9	$(1,124.7)	$418.0
Weighted average shares outstanding - basic	168.7	115.3	159.9	115.5
Add: dilutive effect of common stock equivalents	—	1.5	—	1.3
Weighted average common shares outstanding - diluted	168.7	116.8	159.9	116.8
Diluted (loss) earnings per share	$(3.62)	$0.95	$(7.03)	$3.58

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	March 31, 2023	March 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$827.4	$1,732.1
Short-term investments	187.0	820.1
Restricted cash and cash equivalents	307.6	359.8
Accounts receivable, net of allowances of $1.3 and $0.4 at March 31, 2023 and 2022, respectively	763.2	579.4
Software development costs and licenses	65.9	81.4
Contract assets	79.9	104.9
Prepaid expenses and other	277.1	193.4
Total current assets	2,508.1	3,871.1
Fixed assets, net	402.8	242.0
Right-of-use assets	282.7	217.2
Software development costs and licenses, net of current portion	1,072.2	755.9
Goodwill	6,767.1	674.6
Other intangibles, net	4,453.2	266.5
Deferred tax assets	44.8	73.8
Long-term restricted cash and cash equivalents	99.6	103.5
Other assets	231.6	341.7
Total assets	$15,862.1	$6,546.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$140.1	$125.9
Accrued expenses and other current liabilities	1,225.7	1,074.9
Deferred revenue	1,078.8	865.3
Lease liabilities	60.2	38.9
Short-term debt, net	1,346.8	—
Total current liabilities	3,851.6	2,105.0
Long-term debt, net	1,733.0	—
Non-current deferred revenue	35.5	70.9
Non-current lease liabilities	347.0	211.3
Non-current software development royalties	110.2	115.5
Deferred tax liabilities, net	534.0	21.8
Other long-term liabilities	208.3	212.1
Total liabilities	$6,819.6	$2,736.6
Commitments and contingencies (See Note 14)
Stockholders' equity:
Preferred stock, $0.01 par value, 5.0 shares authorized: no shares issued and outstanding at March 31, 2023 and 2022	—	—
Common stock, $0.01 par value, 300.0 and 200.0 shares authorized; 192.6 and 139.0 shares issued and 168.9 and 115.4 outstanding at March 31, 2023 and 2022, respectively	1.9	1.4
Additional paid-in capital	9,010.2	2,597.2
Treasury stock, at cost; 23.7 and 23.7 common shares at March 31, 2023 and 2022, respectively	(1,020.6)	(1,020.6)
Retained earnings	1,164.3	2,289.0
Accumulated other comprehensive loss	(113.3)	(57.3)
Total stockholders' equity	$9,042.5	$3,809.7
Total liabilities and stockholders' equity	$15,862.1	$6,546.3

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Twelve Months Ended March 31,
	2023	2022
Operating activities:
Net (loss) income	$(1,124.7)	$418.0
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	268.3	153.3
Stock-based compensation	317.8	183.0
Noncash lease expense	81.7	34.5
Amortization and impairment of intellectual property	1,506.7	64.8
Depreciation	90.3	61.2
Interest expense	108.6	—
Amortization of debt issuance costs	14.1	6.5
Deferred income taxes	(410.8)	8.1
Fair value adjustments	31.5	(6.0)
Other, net	(26.6)	16.2
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	106.8	(17.9)
Software development costs and licenses	(492.8)	(387.0)
Prepaid expenses, other current and other non-current assets	77.2	(200.2)
Deferred revenue	(141.9)	(30.9)
Accounts payable, accrued expenses and other liabilities	(405.1)	(45.6)
Net cash provided by operating activities	1.1	258.0
Investing activities:
Change in bank time deposits	100.0	447.0
Proceeds from available-for-sale securities	542.0	779.9
Purchases of available-for-sale securities	—	(756.3)
Purchases of fixed assets	(204.2)	(158.6)
Proceeds from sale of long-term investment	20.6	—
Purchase of long-term investments	(15.7)	(12.3)
Business acquisitions, net of cash acquired	(3,310.9)	(161.3)
Other	(8.1)	0.8
Net cash (used in) provided by investing activities	(2,876.3)	139.2
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(108.1)	(64.1)
Repurchase of common stock	—	(200.0)
Issuance of common stock	65.4	19.7
Cost of debt	(22.4)	(12.2)
Repayment of debt	(200.0)	(0.2)
Settlement of capped calls	140.1	—
Payment of convertible notes	(1,166.8)	—
Proceeds from issuance of debt	3,248.9	—
Payment of contingent earn-out consideration	(26.8)	—
Net cash provided by (used in) financing activities	1,930.3	(256.8)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	(15.9)	(5.2)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(960.8)	135.2
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year (1)	2,195.4	2,060.2
Cash, cash equivalents, and restricted cash equivalents, end of year (1)	$1,234.6	$2,195.4

(1) Cash, cash equivalents and restricted cash and cash equivalents shown on our Consolidated Statements of Cash Flow includes amounts in the Cash and cash equivalents, Restricted cash and cash equivalents, and Long-term restricted cash and cash equivalents on our Consolidated Balance Sheet.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$947.4	66%	$557.2	60%
International	498.8	34%	372.8	40%
Total net revenue	$1,446.2	100%	$930.0	100%

Net Bookings by geographic region
United States	$860.8	62%	$492.7	58%
International	532.6	38%	353.1	42%
Total Net Bookings	$1,393.4	100%	$845.8	100%

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$1,392.0	96%	$833.4	90%
Physical retail and other	54.2	4%	96.6	10%
Total net revenue	$1,446.2	100%	$930.0	100%

Net Bookings by distribution channel
Digital online	$1,348.3	97%	$765.8	91%
Physical retail and other	45.1	3%	80.0	9%
Total Net Bookings	$1,393.4	100%	$845.8	100%

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Mobile	$717.7	50%	$102.2	11%
Console	583.3	40%	664.9	71%
PC and other	145.2	10%	162.9	18%
Total net revenue	$1,446.2	100%	$930.0	100%

Net Bookings by platform mix
Mobile	$706.2	51%	$100.9	12%
Console	535.1	38%	601.8	71%
PC and other	152.1	11%	143.1	17%
Total Net Bookings	$1,393.4	100.0%	$845.8	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Twelve Months Ended March 31, 2023		Twelve Months Ended March 31, 2022
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$3,360.0	63%	$2,100.2	60%
International	1,989.9	37%	1,404.6	40%
Total net revenue	$5,349.9	100%	$3,504.8	100%

Net Bookings by geographic region
United States	$3,303.3	63%	$2,019.7	59%
International	1,980.3	37%	1,388.5	41%
Total Net Bookings	$5,283.6	100%	$3,408.2	100%

	Twelve Months Ended March 31, 2023		Twelve Months Ended March 31, 2022
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$5,085.7	95%	$3,149.0	90%
Physical retail and other	264.2	5%	355.8	10%
Total net revenue	$5,349.9	100%	$3,504.8	100%

Net Bookings by distribution channel
Digital online	$5,033.4	95%	$3,084.6	91%
Physical retail and other	250.2	5%	323.6	9%
Total Net Bookings	$5,283.6	100%	$3,408.2	100%

	Twelve Months Ended March 31, 2023		Twelve Months Ended March 31, 2022
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Mobile	$2,538.6	47%	$403.4	12%
Console	2,303.8	43%	2,528.9	72%
PC and other	507.5	10%	572.5	16%
Total net revenue	$5,349.9	100%	$3,504.8	100%

Net Bookings by platform mix
Mobile	$2,502.0	47%	$404.9	12%
Console	2,257.6	43%	2,440.0	72%
PC and other	524.0	10%	563.3	17%
Total Net Bookings	$5,283.6	100.0%	$3,408.2	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)

Three Months Ended March 31, 2023	Net revenue	Cost of revenue- Software development costs and royalties	Cost of revenue- Product costs	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$1,446.2	$855.7	$188.0	$104.5	$74.8
Net effect from deferred revenue and related cost of revenue	(52.7)	1.7	(1.9)		(0.4)
Stock-based compensation		(7.5)
Amortization and impairment of acquired intangibles		(669.6)

Three Months Ended March 31, 2023	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	(Loss) gain on fair value adjustments, net
As reported	$429.5	$222.5	$237.3	$36.3	$(33.8)	$5.6
Net effect from deferred revenue and related cost of revenue					(0.6)
Stock-based compensation	(19.0)	(24.9)	(27.9)
Amortization and impairment of acquired intangibles	(80.6)		(7.2)	(9.4)
Acquisition related expenses		(46.3)	(2.2)		1.9	(5.6)
Impact of business reorganization	(6.1)	(3.6)	(4.9)

Three Months Ended March 31, 2022	Net revenue	Cost of revenue- Software development costs and royalties	Cost of revenue - Product costs	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$930.0	$142.4	$57.9	$142.1	$56.2
Net effect from deferred revenue and related cost of revenue	(84.2)	(12.8)	(3.2)		(1.3)
Stock-based compensation		(16.5)
Amortization and impairment of acquired intangibles		(13.2)

Three Months Ended March 31, 2022	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	(Loss) gain on fair value adjustments, net
As reported	$141.2	$148.7	$96.1	$16.5	$(7.0)	$(0.1)
Net effect from deferred revenue and related cost of revenue					1.6
Stock-based compensation	7.7	(16.1)	0.1
Amortization and impairment of acquired intangibles	(0.8)		(0.5)	(0.3)
Acquisition related expenses		(33.3)			6.5
Impact of business reorganization		(0.3)
Gain on fair value adjustments, net						0.1
Other					(0.3)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)
Twelve Months Ended March 31, 2023	Net revenue	Cost of revenue- Software development costs and royalties	Cost of revenue - Product costs	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$5,349.9	$1,604.8	$714.0	$438.9	$306.9
Net effect from deferred revenue and related cost of revenue	(66.4)	14.6	(2.2)		2.1
Stock-based compensation		9.5
Amortization and impairment of acquired intangibles		(1,169.7)

Twelve Months Ended March 31, 2023	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	(Loss) gain on fair value adjustments, net
As reported	$1,592.6	$843.1	$892.5	$122.3	$(141.9)	$(31.0)
Net effect from deferred revenue and related cost of revenue					0.7
Stock-based compensation	(95.2)	(115.5)	(116.6)
Amortization and impairment of acquired intangibles	(277.1)		(24.6)	(33.5)
Acquisition related expenses	(8.0)	(187.0)	(17.4)		26.3	31.0
Impact of business reorganization	(6.1)	(3.6)	(4.9)

Twelve Months Ended March 31, 2022	Net revenue	Cost of goods revenue- Software development costs and royalties	Cost of revenue - Product costs	Cost of revenue - Internal royalties	Cost of revenue - Licenses
As reported	$3,504.8	417.4	$243.9	$619.9	$254.2
Net effect from deferred revenue and related cost of revenue	(96.6)	(6.6)	(4.1)		(1.1)
Stock-based compensation		(48.4)
Amortization and impairment of acquired intangibles		(50.8)

Twelve Months Ended March 31, 2022	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	(Loss) gain on fair value adjustments, net
As reported	$516.4	$511.7	$406.6	$61.1	$(14.2)	$6.0
Net effect from deferred revenue and related cost of revenue					3.0
Stock-based compensation	(30.0)	(66.4)	(38.1)
Amortization and impairment of acquired intangibles	(5.3)		(5.5)	(1.4)
Impact of business reorganization		(0.8)
Acquisition related expenses		(72.8)			6.5
Gain on long-term investments, net						(6.0)
Other					(0.3)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)

	Twelve Months Ended March 31,
	2023	2022
Net cash from operating activities	$1.1	$258.0
Net change in Restricted cash (1)	54.6	166.9
Adjusted Unrestricted Operating Cash Flow	$55.7	$424.9

	Twelve Months Ended March 31,
	2023	2022
Restricted cash beginning of period	$463.3	$637.4
Restricted cash end of period	407.2	463.3
Restricted cash related to acquisitions	1.5	7.1
(1) Net change in Restricted cash	$54.6	$166.9

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Net (loss) income	$(610.3)	$110.9	$(1,124.7)	$418.0
(Benefit from) provision for income taxes	(120.3)	10.9	(213.4)	47.4
Interest expense (income)	23.9	4.5	95.8	1.0
Depreciation and amortization	36.3	16.0	122.3	61.1
Amortization and impairment of acquired intangibles	757.4	14.5	1,471.4	61.5
EBITDA	$87.0	$156.8	$351.4	$589.0

Outlook
Twelve Months Ended March 31, 2024
Net loss	$(518) to $(477)
Benefit from income taxes	$(130) to $(119)
Interest expense	$114
Depreciation	$103
Amortization of acquired intangibles	$858
EBITDA	$427 to $479

Outlook
Three Months Ended June 30, 2023
Net loss	$(178) to $(161)
Benefit from income taxes	$(44) to $(40)
Interest expense	$31
Depreciation	$25
Amortization of acquired intangibles	$248
EBITDA	$82 to $103